Exhibit 99.1

News Release

Newell Brands Announces CFO Transition

Chris Peterson Continues as President

Mark Erceg Joins as CFO

ATLANTA, GA – December 12, 2022 – Newell Brands (NASDAQ: NWL) today announced the appointment of Mark Erceg as Chief Financial Officer, effective January 9, 2023. Mr. Erceg will succeed Chris Peterson in that capacity and will become a member of the company’s Leadership Team. Chris Peterson will fully transition into his role as President, Newell Brands and continue to report to Ravi Saligram, Chief Executive Officer. Mr. Erceg will be based in Atlanta and will report to Chris Peterson.

Mr. Erceg is a seasoned executive, who brings 30 years of global financial and operational experience to Newell Brands. Most recently he served as Executive Vice President and Chief Financial Officer at Cerner Corporation. Prior to that, Mr. Erceg held CFO positions at Tiffany & Company, Canadian Pacific Railway and Masonite International Corporation. He began his career at Procter & Gamble, where he spent more than 18 years in a variety of roles of increasing responsibility.

Mr. Erceg will lead all aspects of the company’s Finance and Information Technology functions including business planning & analysis, accounting, SEC reporting, internal audit, tax, treasury, investor relations, information management and global business services.

“I am excited that Mark is joining Newell Brands. We have worked together in the past and I am looking forward to partnering with him again,” said Chris Peterson, President and Chief Financial Officer. “Mark is a highly experienced public company CFO with relevant industry experience and a strong track record of value creation. I believe the depth and breadth of his financial and operational experience will be a significant asset to our organization, as we continue to execute on our strategic priorities.”

“I am pleased to welcome Mark to Newell’s Leadership Team and believe his multiple experiences as CFO will add significant value to Newell Brands. I am confident that he and Chris will be a powerful combination to drive profitable growth, improve operational excellence, while reducing complexity and optimizing cash flow,” said Ravi Saligram, Chief Executive Officer.

“I am delighted to join Newell Brands, home to many leading iconic consumer brands, and see tremendous opportunity for value creation, as we build upon Newell’s strong financial and operational foundation, while developing capabilities that further strengthen the company’s competitive advantage,” said Mark Erceg.

About Mark Erceg

Before joining Newell Brands, Mark Erceg was Executive Vice President and Chief Financial Officer at Cerner Corporation, a Fortune 500 Healthcare Information Technology Company. Prior to that, and over the course of approximately 10 years, Mr. Erceg served as CFO at three other publicly traded companies, including Tiffany & Company, Canadian Pacific Railway and Masonite International Corporation. He began his career at Procter & Gamble in 1992, where he spent more than 18 years in a variety of roles of increasing responsibility across finance, strategy, and operations. Mr. Erceg has a B.S. in Accounting and an MBA in Finance from Indiana University, Kelley School of Business and has earned the right to use the Chartered Financial Analyst designation.

6655 Peachtree Dunwoody Road Atlanta, GA 30328 +1 (770) 418-7000	NASDAQ: NWL www.newellbrands.com	1

News Release

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Rubbermaid, FoodSaver, Calphalon, Sistema, Sharpie, Paper Mate, Dymo, EXPO, Elmer’s, Yankee Candle, Graco, NUK, Rubbermaid Commercial Products, Spontex, Coleman, Campingaz, Contigo, Oster, Sunbeam and Mr. Coffee. Newell Brands’ beloved, planet friendly brands enhance and brighten consumers lives at home and outside by creating moments of joy, building confidence and providing peace of mind.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Caution Concerning Forward-Looking Statements

Some of the statements in this press release, particularly those relating to value creation, profit growth, operational excellence, complexity reduction, cash flow optimization and competitive advantage are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include the factors listed from time to time in our SEC filings, including but not limited to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other SEC filings. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Contacts:

Investors:	Media:
Sofya Tsinis	Beth Stellato
VP, Investor Relations	Chief Communications Officer
+1 (201) 610-6901	+1 (470) 580-1086
sofya.tsinis@newellco.com	beth.stellato@newellco.com

6655 Peachtree Dunwoody Road Atlanta, GA 30328 +1 (770) 418-7000	NASDAQ: NWL www.newellbrands.com	2